Exhibit 99.1

FOR IMMEDIATE RELEASE:

Mastech Digital Reports an 8% Year-over-Year Revenue Decline in a Challenging First Quarter of 2023

PITTSBURGH, PA – May 3, 2023- Mastech Digital, Inc. (NYSE American: MHH), a leading provider of Digital Transformation IT Services, announced today its financial results for the first quarter ended March 31, 2023.

First Quarter 2023 Highlights:

•	Total consolidated revenues declined by 8% to $55.1 million, compared to revenues of $59.8 million in the first quarter of 2022;

•

The Company’s Data and Analytics Services segment reported revenues of $9.4 million, compared to $10.2 million in the first quarter of 2022, which represented a sequential increase of 3% over 2022 fourth quarter revenues in this segment;

•	The IT Staffing Services segment achieved revenues of $45.7 million, compared to $49.6 million in the first quarter of 2022, as its consultants-on-billing headcount declined during the quarter;

•	GAAP diluted earnings per share were $0.02 in the first quarter of 2023 versus $0.19 in the first quarter of 2022;

•	Non-GAAP diluted earnings per share were $0.12 in the first quarter of 2023 versus $0.28 in the first quarter of 2022; and

•	At March 31, 2023, the Company had no bank debt and held $9.1 million of cash balances on hand.

First Quarter Results:

Revenues for the first quarter of 2023 totaled $55.1 million, compared to $59.8 million during the corresponding quarter of 2022. Gross profits in the first quarter of 2023 were $13.5 million, compared to $15.9 million in the same quarter of 2022. GAAP net income for the first quarter of 2023 totaled $261,000, or $0.02 per diluted share, compared to $2.3 million, or $0.19 per diluted share, during the same period of 2022. Non-GAAP net income for the first quarter of 2023 was $1.4 million, or $0.12 per diluted share, compared to $3.3 million, or $0.28 per diluted share, in the first quarter of 2022.

Activity levels at the Company’s Data and Analytics Services segment improved during the first quarter of 2023, with bookings of $8.4 million and a notable improvement in RFP submittals and pipeline opportunities. Demand for the Company’s IT Staffing Services segment, which is largely linked to U.S. economic conditions, declined during the quarter as clients responded to uncertainties in the domestic economy. This pullback in demand was more pronounced in the financial services markets due to several bank failures and concerns over a global bank crisis. Financial services represented approximately 50% of our billable consultant base as we entered 2023.

Vivek Gupta, the Company’s President and Chief Executive Officer stated: “Clearly, the possibility of a recession is weighing-in on clients’ spending dynamics – particularly in the financial services industry. However, demand in our Data and Analytics Services segment improved over the course of the quarter in terms of the pipeline of new opportunities. While it is anyone’s guess as to when the economic outlook will improve, it’s important to note that our businesses remain fundamentally sound, and our balance sheet is solid – with no bank debt and access to over $40 million of borrowing availability and cash on hand.”

Michael Fleishman, the Company’s newly-appointed Chief Executive Officer of the Data and Analytics Services segment, stated: “We continue to make good progress at positioning the D&A Services segment for sustainable future growth. We have upgraded leadership talent in sales, marketing, technology and delivery; improved communication lines within the organization; and we believe our messaging to existing clients and new prospects is gaining traction—as evidenced by an increase in our pipeline of opportunities. Gross margins and utilization improved from the fourth quarter of 2022 and significantly improved in March when compared to the start of 2023.”

Commenting on the Company’s financial position, Jack Cronin, Mastech Digital’s Chief Financial Officer, stated: “At March 31, 2023, we had $9.1 million of cash balances on hand, no bank debt, and borrowing availability of $31.5 million under our revolving credit facility. Our Days Sales Outstanding (DSO) measurement was 61 days at March 31, 2023. We believe our cash on hand, credit availability and free cash flow expectations for 2023 provide us with adequate resources to fund the business and support our share repurchase program.”

About Mastech Digital, Inc.:

Mastech Digital (NYSE American: MHH) is a leading provider of Digital Transformation IT Services. The Company offers Data Management and Analytics Solutions, Digital Learning, and IT Staffing Services with a Digital First approach. A minority-owned enterprise, Mastech Digital is headquartered in Pittsburgh, PA, with offices across the U.S., Canada, Europe, and India.

Use of Non-GAAP Measures:

This press release contains non-GAAP financial measures to supplement our financial results presented on a GAAP basis. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables.

We believe that providing non-GAAP net income and non-GAAP diluted earnings per share offers investors useful supplemental information about the financial performance of our business, enables comparison of financial results between periods where certain items may vary independent of business performance, and allows for greater transparency with respect to key metrics used by management in operating our business. Additionally, management uses these non-GAAP financial measures in evaluating the Company’s performance.

Specifically, the non-GAAP financial measures contained herein exclude the following expense items:

Amortization of acquired intangible assets: We amortize intangible assets acquired in connection with our June 2015 acquisition of Hudson IT, our July 2017 acquisition of the services division of InfoTrellis, Inc. and our October 2020 acquisition of AmberLeaf Partners. We exclude these amortization expenses in our non-GAAP financial measures because we believe it allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitates a helpful comparison of our results with other periods.

Stock-based compensation expenses: We incur material recurring expenses related to non-cash, stock-based compensation. We exclude these expenses in our non-GAAP financial measures because we believe that it provides investors with meaningful supplemental information regarding operational performance. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under ASC 718, we believe that providing non-GAAP financial measures that exclude these expenses allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitates comparison of our results with other periods.

Forward-Looking Statements:

Certain statements contained in this release are forward-looking statements based on management’s expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements, which include but are not limited to projections of and statements regarding the Company’s ability to generate revenues, earnings, and cash flow, and statements regarding the Company’s share repurchase program. These statements are based on information currently available to the Company and it assumes no obligation to update the forward-looking statements as circumstances change. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecasted in forward-looking statements due to a variety of factors, including, without limitation, the level of market demand for the Company’s services, the highly competitive market for the types of services offered by the Company, the impact of competitive factors on profit margins, market conditions that could cause the Company’s customers to reduce their spending for its services, the Company’s ability to create, acquire and build new lines of business, to attract and retain qualified personnel, reduce costs and conserve cash, the extent to which the Company’s business is adversely affected by the impacts of the COVID-19 pandemic and governmental responses to limit the further spread of COVID-19 and other risks that are described in more detail in the Company’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2022.

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For more information, contact:

Donna Kijowski

Manager, Investor Relations

Mastech Digital, Inc.

888.330.5497

MASTECH DIGITAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	March 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$9,097	$7,057
Accounts receivable, net	42,078	42,322
Prepaid and other current assets	3,353	3,795

Total current assets	54,528	53,174
Equipment, enterprise software and leasehold improvements, net	2,446	2,665
Operating lease right-of-use assets, net	3,504	3,886
Deferred financing costs, net	275	293
Non-current deposits	491	578
Goodwill, net of impairment	32,510	32,510
Intangible assets, net of amortization	15,080	15,773

Total assets	$108,834	$108,879

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$—	$1,100
Current portion of operating lease liability	1,470	1,504
Accounts payable	4,688	4,475
Accrued payroll and related costs	11,481	11,085
Other accrued liabilities	1,338	1,393

Total current liabilities	18,977	19,557
Long-term liabilities:
Long-term operating lease liability, less current portion	1,974	2,294
Long-term accrued income taxes	105	105
Deferred income taxes	674	920

Total liabilities	21,730	22,876
Shareholders’ equity:
Common stock, par value $0.01 per share	133	133
Additional paid-in capital	32,894	32,059
Retained earnings	59,814	59,553
Accumulated other comprehensive income (loss)	(1,550)	(1,555)
Treasury stock, at cost	(4,187)	(4,187)

Total shareholders’ equity	87,104	86,003

Total liabilities and shareholders’ equity	$108,834	$108,879

MASTECH DIGITAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months ended March 31,
	2023	2022
Revenues	$55,063	$59,755
Cost of revenues	41,581	43,823

Gross profit	13,482	15,932
Selling, general and administrative expenses	12,950	12,625

Income from operations	532	3,307
Other income/(expense), net	(53)	(60)

Income before income taxes	479	3,247
Income tax expense	218	915

Net income	$261	$2,332

Earnings per share:
Basic	$0.02	$0.20
Diluted	$0.02	$0.19
Weighted average common shares outstanding:
Basic	11,638	11,509

Diluted	12,054	12,035

MASTECH DIGITAL, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months ended March 31,
	2023	2022
GAAP Net Income	$261	$2,332
Adjustments:
Amortization of acquired intangible assets	693	792
Stock-based compensation	835	526
Income taxes adjustments	(388)	(340)

Non-GAAP Net Income	$1,401	$3,310

GAAP Diluted Earnings Per Share	$0.02	$0.19

Non-GAAP Diluted Earnings Per Share	$0.12	$0.28

Weighted average common shares outstanding:
GAAP Diluted Shares	12,054	12,035

Non-GAAP Diluted Shares	12,054	12,035

MASTECH DIGITAL, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(Amounts in thousands)

(Unaudited)

	Three Months ended March 31,
	2023	2022
Revenues:
Data and analytics services	$9,395	$10,152
IT staffing services	45,668	49,603

Total revenues	$55,063	$59,755

Gross Margin %:
Data and analytics services	38.5%	45.2%
IT staffing services	21.6%	22.9%

Total gross margin %	24.5%	26.7%

Segment Operating Income:
Data and analytics services	$(680)	$972
IT staffing services	1,905	3,127

Subtotal	1,225	4,099
Amortization of acquired intangible assets	(693)	(792)
Interest expense and other, net	(53)	(60)

Income before income taxes	$479	$3,247